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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 3, 1998
                        (Date of earliest event reported)



                        LANDAMERICA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)



          Virginia                       0-13990                 54-1589611
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

          101 Gateway Centre Parkway
                 Gateway One                             23235
              Richmond, Virginia                       (Zip Code)
   (Address of Principal Executive Offices)



               Registrant's telephone number, including area code:
                                 (804) 267-8000


                             6630 West Broad Street
                            Richmond, Virginia 23230
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.      Other Events.

         Commonwealth Land Title Insurance Company ("Commonwealth"), a title insurance underwriter and subsidiary of LandAmerica Financial Group, Inc., and four current or former employees of Commonwealth, have been named as defendants in a suit filed on November 3, 1998 by Norwest Mortgage Inc. and Norwest Funding, Inc. (together, "Norwest") in the Superior Court for the County of Los Angeles, California (Case No. VC028084). Norwest seeks to recover from defendants claimed losses in excess of $40 million plus punitive damages and attorneys' fees. The complaint alleges that Norwest suffered such losses as the result of a fraudulent mortgage loan scheme related to loans originated by Allstate Mortgage Company ("Allstate"), a California mortgage broker. It further alleges that approximately 254 fraudulent loans were purchased by Norwest Funding, Inc. in 1996 and 1997 under a 1994 Purchase Agreement between Norwest Funding and Allstate. Norwest contends that Commonwealth issued title insurance policies and performed certain related sub-escrow functions on a number of these loans. Commonwealth did not close any of the transactions. The complaint asserts that by virtue of their alleged knowledge of certain information and their alleged acts and omissions in the title insurance transactions, certain of Commonwealth's employees conspired with and aided and abetted Allstate and others in defrauding Norwest in the mortgage loan scheme. The complaint further alleges that Commonwealth negligently misrepresented the genuineness of the loan transactions and the absence of facts adverse to Norwest and other purchasers, that Commonwealth and the individual defendants were negligent in the performance of Commonwealth's sub-escrow function and as a title insurer and that Commonwealth breached an alleged fiduciary duty to Norwest.

         On November 5, 1998, Commonwealth was notified that the Norwest suit had been filed. As of the date of this report, Commonwealth has not been served with the suit but anticipates that service will be effectuated during the next week. Commonwealth is currently investigating the facts alleged in the complaint. No assessment of the merits of the case has been made at this time. Management is, therefore, unable to make a meaningful estimate of the amount or range of loss that could result from an unfavorable outcome or determine the amount of any potential offsetting recoveries that may be available. Commonwealth intends to vigorously defend the suit and any attempt to shift to it mortgage lending business risks or responsibilities outside of the scope of the title insurance policy.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LANDAMERICA FINANCIAL GROUP, INC.



Dated:  December 3, 1998              By: /s/ Russell W. Jordan, III
                                          --------------------------------------
                                          Russell W. Jordan, III
                                          Senior Vice President, General Counsel
                                            and Secretary